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                                                                   Exhibit 24.1

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

    Signature                        Title                          Date
    ---------                        -----                          ----


----------------------------      Director, Chairman,          -----------, 1995
     John F. Grundhofer           President and
                                  Chief Executive Officer


/s/ Richard A. Zona
----------------------------      Vice Chairman and            December 19, 1995
    Richard A. Zona               Chief Financial Officer
                                  (principal financial
                                  officer)

----------------------------      Senior Vice President        -----------, 1995
   David J. Parrin                and Controller
                                  (principal accounting
                                  officer)


/s/ Roger L. Hale
----------------------------      Director                     December 19, 1995
    Roger L. Hale


/s/ Delbert W. Johnson
----------------------------      Director                     December 19, 1995
    Delbert W. Johnson


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    Signature                         Title                          Date
    ---------                         -----                          ----

/s/ Norman M. Jones
----------------------------       Director                   December 19, 1995
    Norman M. Jones


/s/ John H. Kareken
----------------------------       Director                   December 19, 1995
    John H. Kareken


/s/ Richard L. Knowlton
----------------------------       Director                   December 19, 1995
    Richard L. Knowlton


/s/ Kenneth A. Macke
----------------------------       Director                   December 19, 1995
    Kenneth A. Macke


/s/ Marilyn C. Nelson
----------------------------       Director                   December 19, 1995
    Marilyn C. Nelson


/s/ Edward J. Phillips
----------------------------       Director                   December 19, 1995
    Edward J. Phillips


----------------------------       Director                   -----------, 1995
    James J. Renier


/s/ S. Walter Richey
----------------------------       Director                   December 19, 1995
    S. Walter Richey


/s/ Richard L. Robinson
----------------------------       Director                   December 19, 1995
    Richard L. Robinson


----------------------------       Director                   -----------, 1995
    Richard L. Schall


/s/ Lyle E. Schroeder
----------------------------       Director                   December 19, 1995
    Lyle E. Schroeder